Exhibit 24(a)


                      CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Crestar Financial Corporation:

            We consent to the use of our report included in Crestar Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.
Our report refers to a change in accounting for certain investments in debt and equity securities.

                                                /s/ KPMG Peat Marwick LLP


Richmond, Virginia
June 27, 1995